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                                                                   Exhibit 10.46
                                                                      LINKLATERS
                                                                      & ALLIANCE


                              Dated 4 October 2000

                        CHINA MOBILE (HONG KONG) LIMITED

                                       and

                               VODAFONE GROUP PLC

                                       and

                 CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED

                                       and

                           GOLDMAN SACHS (ASIA) L.L.C.

                                       and

                         MERRILL LYNCH FAR EAST LIMITED

                      STRATEGIC INVESTOR PLACING AGREEMENT


                                                     LINKLATERS
                                                     10th Floor, Alexandra House
                                                     16-20 Chater Road

                                                     Telephone: (852) 2842 4888
                                                     Facsimile: (852) 2810 8133
                                                     Ref: CCLL


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THIS STRATEGIC INVESTOR PLACING AGREEMENT ("AGREEMENT") is dated 4 October 2000 and is made BETWEEN:-

(1) CHINA MOBILE (HONG KONG) LIMITED whose registered office is at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong (the "Company");

(2) VODAFONE GROUP PLC whose principal office is at The Courtyard, 2-4 London Road, Newbury Berkshire RG14 1JX, England (the "INVESTOR");

(3) CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED whose principal office is at 28th Floor, China World Tower 2, No. 1 Jianguomenwai Avenue, Beijing 100004, PRC ("CICC");

(4) GOLDMAN SACHS (ASIA) L.L.C. whose principal place of business in Hong Kong is at 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong ("GOLDMAN SACHS"); and

(5) MERRILL LYNCH FAR EAST LIMITED whose principal place of business in Hong Kong is at 17th Floor, Asia Pacific Finance Tower, 3 Garden Road, Central, Hong Kong ("MERRILL LYNCH" and together with CICC and Goldman Sachs, the "GLOBAL CO-ORDINATORS").

WHEREAS:-

(A) The Company is proposing to effect a follow-on offering of its ordinary shares ("SHARES") and American Depositary Shares representing Shares ("ADSS") by way of a global offering (the "GLOBAL OFFERING") of Shares and ADSs comprising:-

         (i) an offering of ADSs or (at the option of investors) Shares in Asia (the "Asia Offering"); and

         (ii) an offering of ADSs or (at the option of investors) Shares outside of Asia, including the United States (the "INTERNATIONAL OFFERING").

(B) The Company and the Investor wish to cooperate to promote their mutual interests and build a lasting and mutually beneficial relationship and, consistent with this, the Investor is now willing to make a significant equity investment in the Company on the basis and terms set out in this Agreement.

IT IS NOW AGREED AS FOLLOWS:-


1        INVESTMENT

         The Investor will acquire the Investor Shares at the Initial Price to Public under and as part of the Asia Offering. The Investor may elect to acquire the Investor Shares through a wholly-owned subsidiary (incorporated outside of the United States and with its principal place of business outside of the United States), in which case the agreements, acknowledgements and confirmations given in this Agreement shall be deemed to be given by the Investor for itself and on behalf of such subsidiary (the "INVESTOR SUBSIDIARY"). For the purposes of this Agreement, the "INVESTOR SHARES" means such number of Shares calculated in accordance with the Schedule to this Agreement; and the "INITIAL PRICE TO PUBLIC" means the price at which Shares are acquired by investors under the Asia Offering, expressed in Hong Kong dollars, and determined as referred to in Clause 5(ii).

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2        AGREEMENT CONDITIONAL UPON COMPLETION OF GLOBAL OFFERING AND THE RIGHT
         OF TERMINATION

2.1 The Investor's agreement in Clause 1 above (and the right of the Investor to acquire the Investor Shares) is conditional upon underwriting agreements for each of the Asia Offering and the International Offering being entered into and having become unconditional (in accordance with their respective original terms or as subsequently varied by agreement of the relevant parties) by no later than December 31, 2000. The Company intends to use its best efforts to ensure that the Global Offering is duly completed but there can be no guarantee of this and no liability to the Investor or any other party to this Agreement will arise if the Global Offering is not duly completed for any reason.

2.2 In the event that the Company and the Global Co-ordinators deem it necessary to recirculate the preliminary prospectus of the Company, as publicly filed with the United States Securities and Exchange Commission in connection with the Global Offering (the "PRELIMINARY PROSPECTUS"), due to a material adverse change in the business or financial condition of the Company, its subsidiaries and the companies the Company plans to acquire, taken as a whole, the Investor shall be promptly informed in writing by the Company. The notice will be accompanied by the revised form of the Preliminary Prospectus to be recirculated. In such event, the Investor shall have the right to terminate this Agreement by providing written notice to the Company and the Global Co-Ordinators no later than the business day following the date of such notice being received by the Investor. If no written notice of termination from the Investor is received by the Company and the Global Co-Ordinators within the time limit specified in the preceding sentence, the Investor is deemed to have waived its right to terminate pursuant to this Clause 2.2 and accepted the change made to the Preliminary Prospectus to be recirculated.


3        CLOSING

3.1 Subject to Clause 2, the Investor will acquire the Investor Shares pursuant to, and as part of, the Asia Offering and through the Global Co-ordinators in their capacity as underwriters of the relevant portion of the Asia Offering. Accordingly, subject to this Clause 3.1, the Investor Shares will be acquired contemporaneously with settlement of the Asia Offering. Payment for the Investor Shares shall be made on the same day as payment is required from other investors which acquire Shares under the Asia Offering through the Global Co-ordinators (the "CLOSING DATE"). The Closing Date for Investor Shares is currently expected to be late October or early November, 2000, and the Global Co-ordinators shall use reasonable endeavours to keep the Investor promptly informed of any change to the expected Closing Date. Delivery of the Investor Shares to the Investor or the Investor Subsidiary, as the case may be, shall be made through Hong Kong Securities Clearing Company Limited for the account of the Investor or the Investor Subsidiary, as the case may be, on the date notified to the Investor by the Global Co-ordinators which shall not be later than 31 days after the date of pricing as referred to in Clause 5(ii), but otherwise on the same basis on which Shares are delivered to other investors which acquire Shares under the Asia Offering through the Global Co-ordinators (or in any other manner which the Company, the Global Co-ordinators and the Investor may agree).

3.2 In the event that any of the over-allotment options granted to the Global Co-ordinators in connection with the Global Offering (the "OVER-ALLOTMENT OPTIONS") is exercised by the Global Co-ordinators (on behalf of the underwriters), the Investor shall not subscribe for any additional Shares issued upon exercise of the Over-allotment Options.


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4        RESTRICTIONS ON DISPOSALS BY THE INVESTOR

         The Investor agrees that:-

         (i) without the prior written consent of the Company and the Global Co-ordinators, it will not, at any time during the period of 12 months after the Relevant Date (as defined below) (the "LOCK-UP PERIOD"), Dispose (as defined below) of any of the Relevant Shares (as defined below);

         (ii) notwithstanding Clause 4(i), in the event that the Company and the Investor do not enter into a strategic and technical co-operation agreement before 28 February 2001, the Lock-up Period shall automatically terminate on the 180th day (Hong Kong time) after the Relevant Date without further notice and thereafter, subject to Clauses 4(iii) and (iv), the Investor shall be free to Dispose of the Relevant Shares in such manner as it sees fit;

         (iii) in the event of a Disposal of any Relevant Shares at any time within 12 months after the expiry of the Lock-up Period, it will give the Company not less than 7 days notice of such intended Disposal and will use all reasonable endeavours to ensure that any such Disposal will not create a disorderly or false market;

         (iv) without the prior written consent of the Company, it will not at any time within 12 months of the expiry of the Lock-up Period Dispose of any Relevant Shares to any Telecommunications Company (as defined below) and will use reasonable endeavours to ensure that any purchaser of Relevant Shares from it in such period does not Dispose of such Relevant Shares to a Telecommunications Company; and

         (v) the Investor Shares have not been registered under the United States Securities Act of 1933, as amended (the "SECURITIES ACT") and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         Clauses 4(i) and 4(iv) shall not prevent (a) the Investor from acquiring the Investor Shares through any of its wholly-owned subsidiaries or (b) the Investor (or any of its wholly-owned subsidiaries) from transferring Relevant Shares to any wholly-owned subsidiary of the Investor or to the Investor (collectively, "PERMITTED ARRANGEMENTS"), provided that, in all cases (A) the Investor shall be responsible for ensuring that any of its wholly-owned subsidiaries which holds any Relevant Shares as a result of any permitted arrangements shall duly comply with Clauses 4(i) to 4(iv) as if bound by such obligations itself, and (B) if any of its wholly-owned subsidiaries which holds any Relevant Shares as a result of any permitted arrangements is about to or will cease to be a wholly-owned subsidiary of the Investor, such entity must (and the Investor shall procure that such entity shall), before ceasing to be a wholly-owned subsidiary of the Investor, ensure that its entire interest in any such Relevant Shares shall be fully and effectively transferred to the Investor or to a wholly-owned subsidiary of the Investor and Provided further that the Investor shall not be permitted to transfer any Relevant Shares to a Telecommunications Company.

         Notwithstanding any provision under this Clause 4, the Investor hereby acknowledges that it is aware of, and the Investor represents, warrants and agrees that it will comply with, the securities laws of the United States, Hong Kong and other jurisdictions that prohibit, inter alia, any investor who has received from the Company or any of the directors, officers, employees, representatives, agents or advisers of the Company material, non-public

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         information relating to the Company or any of its subsidiaries from
         Disposing of any Relevant Shares.

         For the purpose of this Clause references to:-

         "DISPOSE OF" or "DISPOSAL" includes creating, transferring or otherwise howsoever disposing of or relinquishing any interest (including by the creation of an option) in Relevant Shares;

         "PROSPECTUS" means the final prospectus to be issued by the Company in respect of the Global Offering;

         "RELEVANT DATE" means the date of the Prospectus;

         "RELEVANT SHARES" means the Investor Shares and any shares or other securities of the Company deriving from the Investor Shares (pursuant to any rights issue, capitalisation issue or other form of capital reorganisation); and

         "TELECOMMUNICATIONS COMPANY" means a company which is itself, or is a holding company or a subsidiary of a company which is, engaged in the fixed-line or mobile telecommunications business as its principal business.


5        ACKNOWLEDGEMENTS

         The Investor acknowledges, agrees and confirms that:-

         (i) it will not become entitled to nominate or appoint any person to be a director of the Company as a result or through its purchase of the Investor Shares;

         (ii) the Initial Price to Public is to be fixed by agreement between the Company and the Global Co-ordinators (on behalf of the underwriters) following, and on the basis of, an international "roadshow" and "bookbuilding" process;

         (iii) this Agreement and the relationship and arrangements between the parties contemplated by this Agreement will be required to be described in offering documentation and other marketing materials for the Global Offering and, specifically, this Agreement will be a material contract required to be filed with regulatory authorities and/or made available for public inspection in connection with the Global Offering;

         (iv) the Investor Shares will be acquired by the Investor or the Investor Subsidiary through the Global Co-ordinators as underwriters on the basis provided in Clause 3 above, but on the basis that:

                 (a) notwithstanding that any information or material concerning the Company (whether prepared by the Company, the Global Co-ordinators, or their respective representatives or advisers or otherwise) may have been furnished to the Investor by or on behalf of the Company on or before the date hereof (collectively "EVALUATION MATERIAL"), neither the Company, the Global Co-ordinators, nor any of their respective representatives or advisers have made, or make, any representation or warranty as to the accuracy or completeness of the evaluation material, and none of the Company, the Global Co-ordinators and their respective representatives or advisers has or will have any liability to the Investor or any of its representatives or advisers resulting from the use of the evaluation


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                       material, provided that the evaluation material shall not
                       include the Preliminary Prospectus. The Company represents and warrants to the Investor that the Preliminary Prospectus and any further amendments or supplements thereto do not and will not, at the applicable filing date thereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which such statements were made, not misleading; and

                 (b) the Investor has not relied, and will not be entitled to rely, on any legal opinion or other advice given by legal counsel to the Company or legal counsel to the Global Co-ordinators and underwriters in connection with the Global Offering, and has taken its own independent advice to the extent it has considered necessary and appropriate;

         (v) the Company and the Global Co-ordinators will have the absolute discretion to change or adjust (a) the number of Shares and ADSs comprising in the Global Offering or any part thereof; and
                 (b) the ratio of Shares and ADSs to be offered by the Company under the Global Offering or any part thereof;

         (vi) the Investor or the Investor Subsidiary, as the case may be, is not a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act) and is acquiring the Investor Shares in an offshore transaction in reliance on Regulation S under the Securities Act;

         (vii) the Investor or the Investor Subsidiary, as the case may be, does not, directly or indirectly, own more than five per cent. of the outstanding common stock (or other voting securities) of any member of the National Association of Securities Dealers, Inc. ("NASD") or a holding company for an NASD member;

         (viii) the Investor or the Investor Subsidiary, as the case may be, is purchasing the Investor Shares for investment purposes and not with a view to the distribution of such Shares; and

         (ix) in making its final decision to invest in the Investor Shares, the Company and the Investor acknowledge that the Investor or the Investor subsidiary, as the case may be, will rely solely on information contained in the Prospectus.

6.       ANNOUNCEMENTS

         The Company may issue a press announcement with respect to this Agreement following official public filing with the US Securities and Exchange Commission of the Company's Registration Statement for the Global Offering. Except (i) for any announcement by the Investor which may be required under the Hong Kong Stock Exchange Listing Rules (but only after prior consultation with the Company and the Global Co-ordinators with respect to the form, timing and content of any such announcement); (ii) for any announcement by the Investor which may be required by any other stock exchange on which the Investor's securities are listed or traded (but only after such prior consultation with the Company and the Global Co-ordinators with respect to the form, content and timing of any such announcement); or (iii) as may be agreed by the Company and the Global Co-ordinators, the Investor will not make any announcement or other public statement with respect to this Agreement or the arrangements contemplated by it. The Company will, to the extent reasonably practicable, ensure that the Investor is given reasonable opportunity to

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         comment on references to it in the press announcement referred to above
         (if issued) and any other relevant public announcements to be made by the Company in connection with the Global Offering.

7.       FURTHER EFFORTS

         The Investor and the Company shall cooperate with respect to any notifications to, or consents and/or approvals of, third parties that are or may be required for the purposes of or in connection with this Agreement.

8.       MISCELLANEOUS

         References in this Agreement to Shares and other shares and/or securities of the Company shall be deemed to include Shares (and, if applicable, other shares and/or securities of the Company) represented by ADSs and other depositary receipts and similar rights. References to disposals and acquisitions of, and other transactions in Shares and other shares and/or securities of the Company shall be deemed to include swaps, contracts for differences and other derivative transactions having equivalent or comparable economic effect. Calculations and determinations made in good faith by the Global Co-ordinators shall be conclusive with respect to the number of Investor Shares and the Initial Price to Public for the purposes of Clause 1.

9.       VALID AND BINDING AGREEMENT

         Each of the parties confirms and represents that this Agreement has been duly authorised, executed and delivered by it and constitutes its legal, valid and binding obligations and that, except for such consents, approvals and authorisations as may be required by the Company to implement the Global Offering, no corporate, shareholder or other consents, approvals or authorisations are required by such party for the performance of its obligations under this Agreement. The Investor further confirms and represents that this Agreement does not constitute a "connected transaction" from its perspective under the Hong Kong Stock Exchange Listing Rules, notwithstanding any relationship between the Investor and any other party.

10.      ALTERATION

         No alteration to, or variation of, this Agreement shall be effective unless made between all the parties and in writing.

11.      COUNTERPARTS

         This Agreement may be executed by the parties hereto in counterparts.

12.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region of the People's Republic of China.



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                                  THE SCHEDULE



For the purposes of this Agreement, the "INVESTOR SHARES" means such number of Shares that may be purchased with US$2,500 million at the Initial Price to Public, rounded down to the nearest whole number.

The actual number of Investor Shares shall be determined by the Company and the Global Co-ordinators and notified to the Investor as soon as practicable.


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IN WITNESS of the agreement set out above, each of the parties has executed this
Agreement by its duly authorised signatory on the date set out at the beginning.



CHINA MOBILE (HONG KONG) LIMITED


by: ______________________________________
     Name:
     Title:




VODAFONE GROUP PLC



by: ______________________________________
     Name:
     Title:



CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED



by: ______________________________________
     Name:
     Title:



GOLDMAN SACHS (ASIA) L.L.C.



by: ______________________________________
     Name:
     Title:



MERRILL LYNCH FAR EAST LIMITED



by: ______________________________________
     Name:
     Title:





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